     As filed with the Securities and Exchange Commission on June 11, 1999.
                         Registration No. 333-_________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
-------------------------------------------------------------------------------

                                  ANACOMP, INC.
               (Exact name of issuer as specified in its charter)

             INDIANA                                          35-1144230
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                            Identification No.)

                            12365 CROSTHWAITE CIRCLE
                             POWAY, CALIFORNIA 92064
                                 (619) 679-9797
 (Address, including zip code, and telephone number, of registrant's principal executive offices)

                                  ANACOMP, INC.
               AMENDED AND RESTATED 1996 LONG-TERM INCENTIVE PLAN

                            (Full title of the plan)

                         GEORGE C. GASKIN                                                       Copy to:
                          ANACOMP, INC.
                     12365 CROSTHWAITE CIRCLE                                              LAURA G. THATCHER
                     POWAY, CALIFORNIA 92064                                                 ALSTON & BIRD
                          (619) 679-9797                                            1201 WEST PEACHTREE STREET, N.W.
    (Name, address, including zip code, and telephone number,                         ATLANTA, GEORGIA 30309-3424
            including area code, of agent for service)                                       (404) 881-7546

                           --------------------------

                         CALCULATION OF REGISTRATION FEE


===================================================================================================================================
                                                                  Proposed                  Proposed
                                                                   Maximum                   Maximum
      Title of Securities               Amount to               Offering Price              Aggregate                 Amount of
       to be Registered             be Registered (1)            Per Share (2)           Offering Price (2)       Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------

Common Stock, $.01 par value                 1,000,000                     $17.79             $17,790,000               $4,945.62

-----------------------------------------------------------------------------------------------------------------------------------
(footnotes on following page)

(1) This registration statement covers an additional 1,000,000 shares of Common Stock approved for issuance under the registrant's Amended and Restated 1996 Long-Term Incentive Plan, which shares may be acquired pursuant to the grant or exercise of awards under such plan, and any additional shares that may hereafter become issuable as a result of the adjustment and anti-dilution provisions of such plan.

(2) The offering prices for the shares covered by this registration statement are estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h), based on the average of the high and low sales prices of the Common Stock reported on the Nasdaq National Market on June 10, 1999.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents constituting Part I of this registration statement have been or will be sent or given to participants in the registrant's Amended and Restated 1996 Long-Term Incentive Plan (the "Plan") as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents are incorporated by reference into this registration statement and are deemed to be a part hereof from the date of the filing of such documents:

         (1) The Corporation's Annual Report on Form 10-K for the fiscal year ended September 30, 1998.

         (2) All other reports filed by the Corporation pursuant to Section 13(a) or 15(d) of the Exchange Act, since September 30, 1998.

         (3) The description of common stock contained in the Corporation's registration statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

         (4) All other documents subsequently filed by the Corporation pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the Common Stock registered hereby has been passed upon for the Corporation by Leagre Chandler & Millard LLP, Indianapolis, Indiana.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Chapter 37 of the Indiana Business Corporation Law (the "Corporation Law") and the Amended and Restated Articles of Incorporation of the Corporation provide for or permit indemnification of directors and officers of the Corporation under certain circumstances. The indemnification provided is applicable to claims, actions, suits or proceedings whether arising from actions or omissions to act in the director's or officer's official capacity or as to action in any other capacity while holding such office.

         Article VIII, Section 5, of the Corporation's Amended and Restated Articles of Incorporation provides that directors are immune from personal liability for any action taken as a director, or failure to take any action, to the fullest extent permitted by the Corporation Law and by general principles of corporate law. The Corporation Law requires that such action or failure to take action must constitute willful misconduct or recklessness for a director to be held personally liable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         The exhibits listed in the Exhibit Index are included as part of this registration statement.

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's articles of incorporation, bylaws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                         (signatures on following page)

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Poway, State of California, on June 3, 1999.


                                     ANACOMP, INC.


                                     By:      /s/ RALPH W. KOEHRER
                                        ---------------------------------------
                                          Ralph W. Koehrer
                                          President, Chief Executive Officer,
                                          and Director

         Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ralph W. Koehrer, David B. Hiatt and George C. Gaskin, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the 3rd day of June, 1999.


          Signature                                    Capacity
          ---------                                    --------


/s/ RALPH W. KOEHRER                    President, Chief Executive Officer, and
-----------------------------------     Director
Ralph W. Koehrer                        (Principal Executive Officer)


/s/ DAVID B. HIATT                                 Executive Vice President and
----------------------------------------           Chief Financial Officer
David B. Hiatt                                     (Principal Financial and Accounting Officer)



/s/ TALTON R. EMBRY                                Director
----------------------------------------
Talton R. Embry


/s/ DARIUS W. GASKINS                              Director
----------------------------------------
Darius W. Gaskins, Jr.


/s/ JAY P. GILBERTSON                              Director
----------------------------------------
Jay P. Gilbertson


/s/ RICHARD D. JACKSON                             Co-Chairman of the Board of Directors
----------------------------------------
Richard D. Jackson


/s/ GEORGE A. POOLE, JR.                           Director
----------------------------------------
George A. Poole, Jr.


/s/ LEWIS SOLOMON                                  Co-Chairman of the Board of Directors
----------------------------------------
Lewis Solomon

                                  EXHIBIT INDEX
                                       TO
                       REGISTRATION STATEMENT ON FORM S-8

             Exhibit Number                        Description
             --------------                        -----------

                  4.1               Amended and Restated Articles of
                                    Incorporation of the Registrant (previously filed and incorporated by reference to the Corporation's Form 10-Q for the quarter ended March 31, 1999, filed with the Securities and Exchange Commission (File No.
                                    1-8328)).

                  4.2               Amended and Restated Bylaws of the
                                    Registrant (previously filed and
                                    incorporated by reference to the
                                    Corporation's Form 10-Q for the quarter
                                    ended March 31, 1999, filed with the
                                    Securities and Exchange Commission (File No.
                                    1-8328)).

                   5 Opinion of Counsel as to the legality of the securities being registered.

                  23.1 Consent of Counsel (contained in the opinion filed as Exhibit 5 hereof).

                  23.2              Consent of Arthur Andersen LLP.

                   24               Power of Attorney pursuant to which
                                    amendments to this registration statement may be filed (included on the signature page contained in Part II hereof).